Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                 December 31
                                                       ----------------------------------------------------------------

                                                                        2004                       2003
                                                                             (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 2,043,138              $ 2,088,278
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  954,831                1,008 589
             Fuel Used in Heat and Electric Generation                       66,877                   63,058
             Operation and Maintenance                                      414,256                  395,681
             Property, Franchise and Other Taxes                             72,057                   81,850
             Depreciation, Depletion and Amortization                       190,020                  196,036
             Impairment of Oil and Gas Producing Properties                       -                   42,774
                                                                 -------------------          ---------------
                                                                          1,698,041                1,787,988
                                                                 -------------------          ---------------

             Gain (Loss) on Sale of Timber Properties                        (1,252)                 168,787
             Gain (Loss) on Sale of Oil and Gas Producing Properties          4,645                  (58,472)
                                                                 ------------------           ---------------

Operating Income                                                            348,490                  410,605

Other Income (Expense):
             Income from Unconsolidated Subsidiaries                          1,507                      377
             Other Income                                                     6,290                    7,093
             Interest Expense on Long-Term Debt                             (79,404)                 (92,708)
             Other Interest Expense                                          (6,815)                 (11,472)
                                                                 -------------------          ---------------
Income Before Income Taxes and Minority Interest in
 Foreign Subsidiaries                                                       270,068                  313,895
             Income Tax - Expense                                           101,205                  122,115
             Minority Interest in Foreign Subsidiaries                        1,053                    1,683
                                                                 -------------------          ---------------

Net Income Available for Common Stock                                  $    167,810              $   190,117
                                                                 ===================          ===============
Earnings Per Common Share:
     Basic:
              Net Income Available for Common Stock                    $       2.04              $      2.34
                                                                 ===================          ===============
     Diluted:
             Net Income Available for Common Stock                     $       2.01              $      2.32
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   82,442,202               81,103,183
                                                                 ===================          ===============
             Used in Diluted Calculation                                 83,520,574               81,810,778
                                                                 ===================          ===============